Exhibit 99.1

31500 Northwestern Highway, Suite 300
Farmington Hills, Michigan 48334
PHONE: (248) 350-9900
FAX: (248) 350-9925

RAMCO-GERSHENSON PROPERTIES TRUST REPORTS FINANCIAL AND OPERATING
RESULTS FOR THE SECOND QUARTER OF 2013; RAISES FFO GUIDANCE

FARMINGTON HILLS, Michigan – July 23, 2013 - Ramco-Gershenson Properties Trust (NYSE:RPT) today announced its financial and operating results for the three months and six months ended June 30, 2013.

Second Quarter Highlights:
Ramco-Gershenson’s second quarter 2013 highlights reflect the Company’s continued successful execution of its business plan, which includes maximizing the performance of its core shopping center portfolio, acquiring high-quality shopping centers in targeted metropolitan markets, and maintaining a strong balance sheet.
Financial Results and Operating Performance

•	Reported Funds from Operations (“FFO”) of $0.28 per diluted share, an 8% increase over the same period last year, and raised 2013 FFO per share guidance.

•	Increased same-center net operating income (“NOI”) by 3.2%, compared to the same period in 2012.

•	Signed 103 leases, encompassing 475,836 square feet, achieving same-space rental growth of 9.1%, including 53 expiring leases at an increase of 6.8% over prior rents.

•	Increased core portfolio leased occupancy to 95.1%, compared to 93.7% at June 30, 2012.

Investment Activity
Acquisitions and Dispositions:

•	Acquired two multi-anchored shopping centers for $58.8 million.

•	Sold Mays Crossing in Stockbridge, Georgia and a 1.2 acre land parcel totaling $9.6 million.

Development and Redevelopment:

•	Commenced an expansion of The Shoppes at Fox River in metropolitan Milwaukee to include a 55,000 square feet Hobby Lobby.

•	Initiated plans for the expansion of Harvest Junction in Longmont, Colorado to include approximately 25,000 square feet of new small shop retail and multiple outparcels.

Financing Transactions and Balance Sheet

•	Closed a $110 million private placement of senior unsecured notes and a $50 million, 7-year unsecured term loan.

•	Improved net debt to EBITDA to 6.6x, compared to 6.9x for the same period in 2012.

•	Increased interest coverage to 3.6x and fixed charge coverage to 2.5x, compared to 2.9x and 2.0x, respectively, in the comparable period.

“We posted strong financial and operating results for the quarter” said Dennis Gershenson, President and Chief Executive Officer.  “These results, coupled with our external growth initiatives closed year-to-date, continue to position our Company to be the best-in-class owner of multi-anchor shopping centers with significant built in growth potential and a conservative balance sheet.”

Financial Results

FFO for the three months ended June 30, 2013, was $19.6 million or $0.28 per diluted share, compared to FFO of $11.6 million, or $0.26 per diluted share for the same period in 2012. FFO for the six months ended June 30, 2013, was $38.4 million or $0.59 per diluted share, compared to FFO of $22.4 million, or $0.52 per diluted share for the same period in 2012

Net income (loss) available to common shareholders for the three months ended June 30, 2013, was $3.8 million or $0.06 per diluted share, compared to net income of $0.2 million, or $0.00 per diluted share for the comparable period in 2012. Net income available to common shareholders for the six months ended June 30, 2013, was $7.0 million or $0.12 per diluted share, compared to a net loss of $1.2 million, or $0.03 per diluted share for the comparable period in 2012.

Operating Performance

The Company continues to make significant progress in filling vacant spaces, signing leases with national retailers, mitigating risk in its tenant mix, and growing its credit-quality rental stream. The Company’s efforts continue to produce strong operating fundamentals.

Operating Portfolio:

As of June 30, 2013, the Company’s total portfolio consisted of 79 retail shopping centers and one office building totaling 15.2 million square feet, of which 66 were wholly-owned properties and 14 were joint venture assets.

As of June 30, 2013, the Company’s total portfolio was 93.2% leased, compared to a total portfolio leased rate of 92.3% for the same period in 2012. As of June 30, 2013, the Company’s core portfolio, which excludes properties slated for future redevelopment, was 95.1% leased, compared to a core portfolio leased rate of 93.7% at June 30, 2012.

Leasing Activity:
During the second quarter, the Company achieved same-space rental growth of 9.1% on comparable new and renewal leases, signing a total of 103 leases encompassing 475,836 square feet. Included in these numbers are 53 renewals totaling 253,758 square feet, at an average increase of 6.8%. Also included in this number, are the following anchor lease transactions signed during the quarter:

•	Marshalls in 24,000 square feet to fill the last remaining mid-box vacancy at the Village Lakes Shopping Center in Land O’Lakes, Florida.

•	T.J. Maxx in 22,500 square feet replacing Staples at The Plaza at Delray in Delray Beach, Florida.

•	Famous Furniture in 25,500 square feet for the vacant anchor space at Winchester Center, in Rochester Hills, Michigan.

At quarter-end, anchor leased occupancy was 96.8% and shop leased occupancy was 87.3%, compared to 96.3% and 85.8%, respectively, for the same period in 2012.

Same-Center Growth:

At quarter end, net operating income for the Company’s wholly-owned, same-center portfolio increased by 3.2%, compared to the same period in 2012. Occupancy for the wholly-owned, same center portfolio increased to 94.6%, compared to 93.5% for the same period in 2012.

Investment Activity

Acquisitions/Dispositions:

During the second quarter, the Company acquired two high-quality, multi-anchored shopping centers located in metropolitan markets for $58.8 million:

•
Mount Prospect Plaza in Mount Prospect, Illinois, a densely populated, infill northwest Chicago suburb, acquired for $36.1 million. The 301,000 square foot property is anchored by Marshalls, Ross Dress for Less, Aldi, and LA Fitness. The acquisition also included a Walgreen’s data processing center. The shopping center is shadow anchored by a Wal-Mart Supercenter. Mount Prospect Plaza is part of an expansive trade area with an average five-mile household income of $84,124 and a population of 319,597. The three-mile area surrounding the center has an average household income of $80,722 and a population of 121,803.

•
Nagawaukee Center (second phase) in Delafield, Wisconsin, an affluent Milwaukee suburb, acquired for $22.7 million, including the assumption of a $9.3 million mortgage loan maturing in 2026. The center is anchored by Marshalls and Sports Authority. The Company acquired the first phase of Nagawaukee Center, anchored by an 81,000 square foot Kohl’s and a 60,000 square foot Sentry Foods, in June of 2012. The average household income within three miles of the center is $105,000 and the average five-mile household income is $99,000.

Also during the quarter, the Company sold Mays Crossing in Stockbridge, Georgia for $8.4 million as well as a 1.2 acre land parcel at its Parkway Shops for $1.2 million.

Development/Expansion/Redevelopment:

During the second quarter, the Company commenced the expansion of The Shoppes at Fox River in Waukesha (Milwaukee MSA), Wisconsin on 12.2 acres of land adjacent to the center. The expansion includes a new 55,000 square foot Hobby Lobby as well as additional anchor and shop retail tenants, which will be announced upon the execution of signed leases. The shopping center is currently anchored by Target, Pick ‘N Save and T.J. Maxx and includes a number of additional leading national retailers such as ULTA Beauty, Rue 21, Charming Charley, Petco, and Buffalo Wild Wings. The project is expected to cost approximately $14.6 million and produce a stabilized return of between 9% and 10%.

Also during the quarter, the company initiated plans for the expansion of its Harvest Junction North in Longmont (Boulder MSA), Colorado. Expansion plans include construction of approximately 25,000 square feet of new small shop retail as well as multiple ground leases and outparcel sales on 15 acres of land adjacent to the center. The project is expected to cost approximately $7.8 million (net of expected proceeds from land sales) and produce a stabilized return of between 11% and 12%.

As previously announced, the Company is in the process of redeveloping its Roseville Towne Center in Roseville, Michigan to include a Wal-Mart Supercenter, the replacement of Office Depot with Marshalls, and the addition of Five-Below. The project is expected to produce a stabilized return of between 8% and 9%, exclusive of the Wal-Mart sales proceeds.

Financing Activities and Balance Sheet

Financing Activities:

During the quarter, the Company closed a $110 million private placement of senior unsecured notes. The weighted average term of the notes is 9.9 years and the weighted average interest rate is 4.04%. The Company also closed a $50 million, 7-year unsecured term loan at an interest rate of 3.51%. The Company repaid $113.6 million in consolidated mortgage loans with an average interest rate of 7.3%. The Company also repaid $4.1 million for its pro-rata share of a mortgage loan at a joint venture property with an average interest rate of 5.9%.

Also during the quarter, the Company issued 0.76 million common shares through its at-the-market equity program, generating $12.4 million in net proceeds.

Balance Sheet:
For the quarter, the Company continued to post solid debt metrics highlighted by net debt to total market capitalization of 39.3%, compared to 42.0% for the same period in 2012. Its net debt to annualized EBITDA, improved to 6.6x, compared to 6.9x for the same period in 2012.
At June 30, 2013, the Company’s total market capitalization equaled $1.8 billion, comprised of 63.1 million shares of common stock (or equivalents) valued at $980.3 million, 2.0 million shares of convertible perpetual preferred stock valued at $117.6 million and $710.9 million of consolidated debt and capital lease obligations, net of cash.
At June 30, 2013, the Company had $232.3 million available under its line of credit and $2.0 million of cash (and equivalents) on hand. The Company’s weighted average term of debt (including its pro-rata share of joint venture debt) was approximately 5.8 years.

Dividend
In May of 2013, the Company’s Board of Trustees approved a second quarter common share cash dividend of $0.16825 per share for the period of April 1, 2013 to June 30, 2013. The common share dividend, along with the Series D convertible perpetual preferred dividend of $0.90625 per share, were paid on July 1, 2013 to shareholders of record on June 20, 2013. The Company’s FFO payout ratio for the quarter was 60.1%.

2013 Guidance
The Company has raised its 2013 FFO guidance to $1.10 to $1.16 per diluted share from its previous guidance of $1.06 to $1.12 per diluted share. Ramco-Gershenson’s revised 2013 FFO guidance reflects the Company’s continued positive outlook with respect to its business plan including projected financial and operating performance and external growth opportunities.

Conference Call/Webcast

Ramco-Gershenson Properties Trust will host a live broadcast of its second quarter 2013 conference call on Wednesday, July 24, 2013, at 9:00 a.m. eastern time, to discuss its financial and operating results. The live broadcast will be available online at www.rgpt.com and www.investorcalendar.com and also by telephone at (877) 407-9205, no pass code needed. A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (877) 660-6853, (Conference ID # 416552), for one week.

Supplemental Materials
The Company’s supplemental financial package is available on the corporate web site at www.rgpt.com. If you wish to receive a copy via email, please send requests to dhendershot@rgpt.com.

About Ramco-Gershenson Properties Trust

Ramco-Gershenson Properties Trust (NYSE:RPT) is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT) based in Farmington Hills, Michigan. The Company’s business is the ownership and management of multi-anchor shopping centers in strategic metropolitan markets throughout the Eastern, Midwestern and Central United States.  At June 30, 2013, the Company owned and managed a portfolio of 79 shopping centers and one office building with approximately 15.2 million square feet of gross leasable area owned by the Company or its joint ventures. The properties are located in Michigan, Florida, Ohio, Georgia, Missouri, Colorado, Wisconsin, Illinois, Indiana, New Jersey, Virginia, Maryland, and Tennessee. At June 30, 2013, the Company’s core operating portfolio was 95.1% leased. For additional information regarding Ramco-Gershenson Properties Trust visit the Company's website at www.rgpt.com.

This press release may contain forward-looking statements that represent the Company’s expectations and projections for the future. Management of Ramco-Gershenson believes the expectations reflected in any forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, including deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, our continuing ability to qualify as a REIT and other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

Ramco-Gershenson Properties Trust: Dawn Hendershot, 248-592-6202 Director of Investor Relations and Corporate Communications.

RAMCO-GERSHENSON PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Income producing properties, at cost:
Land	$264,476	$166,500
Buildings and improvements	1,260,370	952,671
Less accumulated depreciation and amortization	(249,766)	(237,462)
Income producing properties, net	1,275,080	881,709
Construction in progress and land held for development or sale	94,087	98,541
Net real estate	1,369,167	980,250
Equity investments in unconsolidated joint ventures	31,985	95,987
Cash and cash equivalents	2,042	4,233
Restricted cash	4,832	3,892
Accounts receivable (net of allowance for doubtful accounts of $2,322 and $2,589 as of June 30, 2013 and December 31, 2012, respectively)	7,316	7,976
Other assets, net	110,955	72,953
TOTAL ASSETS	$1,526,297	$1,165,291

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable:
Senior unsecured notes payable	$340,000	$180,000
Mortgages payable	339,496	$293,156
Unsecured revolving credit facility	3,000	40,000
Junior subordinated notes	28,125	28,125
Total notes payable	710,621	541,281
Capital lease obligation	5,857	6,023
Accounts payable and accrued expenses	26,939	21,589
Other liabilities	42,166	26,187
Distributions payable	12,422	10,379
TOTAL LIABILITIES	798,005	605,459

Commitments and Contingencies

Ramco-Gershenson Properties Trust ("RPT") Shareholders' Equity:
Preferred shares, $0.01 par, 2,000 shares authorized: 7.25% Series D Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 2,000 shares issued and outstanding as of June 30, 2013 and December 31, 2012	$100,000	$100,000
Common shares of beneficial interest, $0.01 par, 80,000 shares authorized, 60,455 and 48,489 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	604	485
Additional paid-in capital	862,171	683,609
Accumulated distributions in excess of net income	(262,434)	(249,070)
Accumulated other comprehensive loss	(736)	(5,241)
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	699,605	529,783
Noncontrolling interest	28,687	30,049
TOTAL SHAREHOLDERS' EQUITY	728,292	559,832

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,526,297	$1,165,291

RAMCO-GERSHENSON PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
REVENUE
Minimum rent	$32,328	$21,688	$56,994	$42,718
Percentage rent	20	13	127	208
Recovery income from tenants	9,913	7,570	18,320	15,281
Other property income	502	451	1,035	1,174
Management and other fee income	473	947	1,277	1,914
TOTAL REVENUE	43,236	30,669	77,753	61,295

EXPENSES
Real estate taxes	5,852	4,491	10,500	8,697
Recoverable operating expense	4,765	3,442	8,982	7,263
Other non-recoverable operating expense	741	589	1,491	1,269
Depreciation and amortization	14,697	9,688	25,609	18,245
General and administrative expense	5,634	4,878	11,134	9,756
TOTAL EXPENSES	31,689	23,088	57,716	45,230

OPERATING INCOME	11,547	7,581	20,037	16,065

OTHER INCOME AND EXPENSES
Other (expense) income, net	(180)	230	(316)	118
Gain on sale of real estate	332	—	3,914	69
Earnings (loss) from unconsolidated joint ventures	260	580	(5,414)	1,076
Interest expense	(7,296)	(6,453)	(13,369)	(13,079)
Amortization of deferred financing fees	(346)	(376)	(687)	(753)
Deferred gain recognized upon acquisition of real estate	—	—	5,282	—
INCOME FROM CONTINUING OPERATIONS BEFORE TAX	4,317	1,562	9,447	3,496
Income tax benefit (provision)	13	23	(30)	(2)
INCOME FROM CONTINUING OPERATIONS	4,330	1,585	9,417	3,494

DISCONTINUED OPERATIONS
Gain on sale of real estate	1,537	72	1,537	336
Gain on early extinguishment of debt	—	307	—	307
Provision for impairment	—	—	—	(2,536)
(Loss) income from discontinued operations	(85)	200	102	511
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	1,452	579	1,639	(1,382)

NET INCOME	5,782	2,164	11,056	2,112
Net (income) loss attributable to noncontrolling partner interest	(208)	(185)	(433)	349
NET INCOME ATTRIBUTABLE TO RPT	5,574	1,979	10,623	2,461
Preferred share dividends	(1,813)	(1,813)	(3,625)	(3,625)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$3,761	$166	$6,998	$(1,164)

EARNINGS (LOSS) PER COMMON SHARE, BASIC
Continuing operations	$0.04	$—	$0.09	$—
Discontinued operations	0.02	—	0.03	(0.03)
	$0.06	$—	$0.12	$(0.03)
EARNINGS (LOSS) PER COMMON SHARE, DILUTED
Continuing operations	$0.04	$—	$0.09	$—
Discontinued operations	0.02	—	0.03	(0.03)
	$0.06	$—	$0.12	$(0.03)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	59,911	42,662	55,867	40,773
Diluted	60,319	42,662	56,277	40,773

RAMCO-GERSHENSON PROPERTIES TRUST
FUNDS FROM OPERATIONS
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(In thousands, except per share data)

Net income (loss) available to common shareholders	$3,761	$166	$6,998	$(1,164)
Adjustments:
Rental property depreciation and amortization expense	14,572	9,682	25,426	18,402
Pro-rata share of real estate depreciation from unconsolidated joint ventures	677	1,683	2,277	3,370
Add preferred share dividends (assumes if converted) (1)	1,813	—	3,625	—
Gain on sale of depreciable real estate	(1,537)	(72)	(1,537)	(336)
Loss on sale of joint venture depreciable real estate (2)	89	18	6,454	18
Provision for impairment on income-producing properties	—	—	—	1,976
Provision for impairment on joint venture income-producing properties (2)	—	50	—	50
Deferred gain recognized upon acquisition of real estate	—	—	(5,282)	—
Noncontrolling interest in Operating Partnership (3)	208	118	433	117
FUNDS FROM OPERATIONS	$19,583	$11,645	$38,394	$22,433

Weighted average common shares	59,911	42,662	55,867	40,773
Shares issuable upon conversion of Operating Partnership Units (3)	2,254	2,613	2,262	2,616
Dilutive effect of securities	408	317	410	312
Shares issuable upon conversion of preferred shares (1)	6,940	—	6,940	—
WEIGHTED AVERAGE EQUIVALENT SHARES OUTSTANDING, DILUTED	69,513	45,592	65,479	43,701

FUNDS FROM OPERATIONS, PER DILUTED SHARE	$0.28	$0.26	$0.59	$0.52

Dividend per common share	$0.16825	$0.16325	$0.33650	$0.32650
Payout ratio - FFO	60.1%	62.8%	57.0%	62.8%

(1)	Series D convertible preferred shares were dilutive for the three and six months ended June 30, 2013 and antidilutive for the comparable period in 2012.

(2)	Amount included in earnings (loss) from unconsolidated joint ventures.

(3)	100% of non-controlling interest reflects OP units convertible 1:1 into common shares or the cash value thereof.

Management considers funds from operations, also known as “FFO,” an appropriate supplemental measure of the financial performance of an equity REIT. Under the NAREIT definition, FFO represents net income attributable to common shareholders, excluding extraordinary items, as defined under accounting principles generally accepted in the United States of America (“GAAP”), gains (losses) on sales of depreciable property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. In addition, NAREIT has recently clarified its computation of FFO to exclude impairment charges on depreciable property and equity investments in depreciable property. Management has restated FFO for prior periods accordingly. FFO should not be considered an alternative to GAAP net income attributable to common shareholders as an indication of our performance. We consider FFO as a useful measure for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs. However, our computation of FFO may differ from the methodology for calculating FFO utilized by other real estate companies, and therefore, may not be comparable to these other real estate companies.